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                                 EXHIBIT NO. 4.5

                         PROPOSED FORM OF DEBT SECURITY
















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                               (FACE OF SECURITY)

REGISTERED                                                         REGISTERED

No._______                                                         $___________

                                      CUSIP

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                           THE PROGRESSIVE CORPORATION

                      ____% [NOTE] [DEBENTURE] DUE _______

          THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Issuer"), for value received, hereby promises to pay to or registered assigns, at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, the principal sum of ______ dollars on ______, ___, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semiannually on _____ and ____ of each year, commencing on ______, ___, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this ____, from the _____ or the _____, as the case may be, next preceding the date of this _____ to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this _____, or unless no interest has been paid on this _____, in which case from _____, __, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the date hereof is after the ____ day of ______ or ______, as the case may be, and before the following _____ or _____, this ____ shall bear interest from such ______ or ______; provided, that if the Issuer shall default in the payment of interest due on such _____ then this ______ shall bear interest from the next preceding _____ or _____ to which interest has been paid or, if no interest has been paid on this _____, from ______, ___. The interest so payable on any _____ or _____ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this _____ is registered at the close of business on the ______ or ______, as the case may be, next preceding such ______ or ______.

         Reference is made to the further provisions of this _____ set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.




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         This _____ shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, The Progressive Corporation has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                          THE PROGRESSIVE CORPORATION

(CORPORATE SEAL)                          By:
                                          President and Chief Executive Officer

Attest:

                                   Secretary

Dated:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

                                          STATE STREET BANK AND TRUST COMPANY
                                                     as Trustee

                                          By:
                                          Authorized Signatory






















                                       2
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                               (BACK OF SECURITY)

                           THE PROGRESSIVE CORPORATION

                             ____% ______ DUE _____

         This _______ is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (herein called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 15, 1993, as heretofore supplemented and amended (herein called the "Indenture"), between the Issuer and State Street Bank and Trust Company, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This ______ is one of a series designated as the ___% _____ Due _____ of the Issuer, limited in initial aggregate principal amount to $________.

         In case an Event of Default, as defined in the Indenture, with respect to the ___% ______ Due ________ shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66 2/3 % in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this _______ (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this ______ and any ________ which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this _______ or such other ______.

         No reference herein to the Indenture and no provision of this ______ or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this ________ in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The ________ are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge. ______ may be exchanged for a like aggregate principal amount of _______ of other authorized denominations.

         [The ________ are not subject to redemption at the option of the Issuer or through the operation of a sinking fund.]


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         Upon due presentment for registration of transfer of this _______ at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, a new _______ or _______ of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this ______ (whether or not this _____ shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any _______, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.




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                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -   as tenants in common
TEN ENT    -   as tenants by the entireties           CUST                 -    Custodian
JT TEN     -   as joint tenants with right of
               survivorship and not as tenants        UNIF GIFT MIN ACT    -    Uniform Gifts
               in common                                                        to Minors Act
                                                                                ------------
                                                                                  (State)

          Additional abbreviations may also be used though not in the above list.

                              ---------------------

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
              Please print or typewrite name and address including
                           postal zip code of assignee

________________________________________________________________________________
the within       and all rights thereunder, hereby irrevocably constituting and appointing

___________________________ attorney to transfer said on the books of the Issuer, with full power of substitution in the premises.

Dated:______________________
                                              __________________________________
                                              NOTICE: The signature to
                                              this assignment must
                                              correspond with the name as
                                              written upon the face of
                                              the within instrument in
                                              every particular, without
                                              alteration or enlargement
                                              or any change whatever.